Exhibit 10.3

PREFERRED STOCK CONVERSION AND LOCKUP AGREEMENT

This Preferred Stock Conversion and Lockup Agreement (this “Agreement”), dated as of this ___ day of September 2015 (the “Execution Date”), by and among Drone Aviation Holding Corp.(the “Company”) and the holder of the Company’s Preferred Stock (as defined below) (the “Holder”).

RECITALS

WHEREAS, on April 17, 2015, the Company entered in an exchange agreement (the “Exchange Agreement”) with the Holder whereby the Holder exchanged a portion of a convertible promissory note previously issued by the Company and acquired by the Holder for shares of the Company’s newly designated Series D Convertible Preferred Stock (the “Series D Shares”);

WHEREAS, on April 30, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with its wholly owned subsidiary for the sole purpose of changing its state of incorporation from Oklahoma to Nevada (the “Reincorporation”);

WHEREAS, in connection with the Reincorporation and in exchange for the Series C Shares, the Company issued the Holder shares of the Company’s newly designated Series A Preferred Stock (the “Preferred Stock”), with such rights and preferences as set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock (the “Certificate of Designation” and collectively with the Exchange Agreement, the Merger Agreement and any related transaction documents, the “Transaction Documents”) and the Holder currently holds the number of shares of Preferred Stock as set forth on Appendix A, attached hereto;

WHEREAS, the Company is contemplating a financing transaction (the “Proposed Financing Transaction”) whereby the Company will sell shares of its common stock, par value $0.0001 per share (the “Common Stock”) to certain accredited investors placed by Dougherty & Company, LLC (“Dougherty”);

WHEREAS, as a precondition to the consummation of the Proposed Financing Transaction, the Company and Dougherty desire to restructure the Company’s capitalization structure and to subject the Holder to certain “lock-up” restrictions, as set forth herein; and

WHEREAS, immediately prior to the closing of the Proposed Financing Transaction (the “Conversion Time”), subject to the terms hereof, in consideration for the execution and delivery of this Agreement, all shares of Preferred Stock held by the Holder shall be converted into shares of Common Stock, based on the conversion price or ratio set forth in the Certificate of Designation then in effect, without further action by the Holder (the “Preferred Stock Conversion”); and

WHEREAS, the Company and certain investors (including the Holder) (the “Buyers”) previously acquired the shares of Preferred Stock and concurrently herewith Buyers (other than the Holder) (the “Other Buyers”) are executing preferred stock conversion and lockup agreements similar to this Agreement (the “Other Agreements and, together with this Agreement, the “Agreements”).

NOW, THEREFORE, in consideration of the foregoing, of the mutual agreements hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree follows:

AGREEMENT

1.      Recitals. The parties hereto agree that the Recitals set forth above are true and correct and are incorporated into this Agreement by this reference.

2.      Definitions. Unless otherwise defined herein, all terms used herein shall have the definitions specified in the Certificate of Designation.

3.      Holder Representations. The Holder hereby confirms and acknowledges that the aggregate number of shares of Preferred Stock currently held by the Holder are set forth on Schedule A attached hereto. The Holder owns the Preferred Stock free and clear of any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind. Holder has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out Holder’s obligations hereunder. No consent, approval or agreement of any individual or entity is required to be obtained by the Holder in connection with the execution and performance by the Holder of this Agreement or the execution and performance by the Holder of any agreements, instruments or other obligations entered into in connection with this Agreement. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Holder’s knowledge, threatened against the Holder or any of Holder’s properties. There is no judgment, decree or order against the Holder that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations pending or, to the Holder’s knowledge, threatened against the Holder or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation. No bankruptcy, receivership or debtor relief proceedings are pending or, to the Holder’s knowledge, threatened against the Holder. The Holder is an “Accredited Investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended.

4.      Automatic Preferred Stock Conversion.

(a)    Preferred Stock Conversion. At the Conversion Time, the Preferred Stock Conversion shall automatically take effect without any action on the part of the Holder such that the Holder shall receive that number of shares of Common Stock (the “Conversion Shares”) as stipulated therein and as stated on Schedule A attached hereto and the Holder acknowledges, accepts and authorizes the foregoing Preferred Stock Conversion. To the extent that full conversion of all shares of Preferred Stock held by the Holder would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to receive such number of Conversion Shares to such extent (or beneficial ownership of such Conversion Shares as a result of such Preferred Stock Conversion to such extent) and such portion of such Preferred Stock Conversion to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in such Holder exceeding the Beneficial Ownership Limitation (as defined and described below).

(b)   Cancellation of the Preferred Stock. The Holder unconditionally acknowledges, affirms and agrees that simultaneously with the Preferred Stock Conversion and delivery to the Holder of the Conversion Shares, the Preferred Stock shall be deemed canceled, null and void, and the Company shall have no further obligation to the Holder with respect to the Preferred Stock or the Certificate of Designation (except, with respect to the Certificate of Designation only to the extent such full Preferred Stock Conversion is not limited pursuant to Sections 4(a) and 4(c) herein).

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(c)    Beneficial Ownership Limitation. The Company shall not effect conversion of any Preferred Stock, and the Holder shall not have the right to exercise nor enforce any such right, pursuant this Section 4, to the extent that after giving effect to the application of such rights, the Holder (together with the Holder’s Affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon application this Section 4 with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of the Holder, the Company shall within three trading days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company (subject to any beneficial ownership limitations contained therein, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99%, (unless the Holder elects on its signature page hereto a different amount as its own Beneficial Ownership Limitation) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon application of this Section 4 which would not exceed at such time the Beneficial Ownership Limitation. The Holder, upon not less than 61 days’ prior notice to the Company, may increase the Beneficial Ownership Limitation provisions of this Section 4 (for the avoidance of doubt, the Holder may on its signature page hereto to waive such Beneficial Ownership Limitation in its entirety (which such waiver shall be effective 61 days’ after the Closing Date) or set a different amount as its own Beneficial Ownership Limitation) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon application of this Section 4 which would not exceed at such time the Beneficial Ownership Limitation and the provisions of this Section 4 shall continue to apply. Any such decrease will be effective immediately and any such increase will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. In the event the limitations in this Section 4(c) would prevent the application of the Holder’s rights under Sections 4(a) or 4(b), then such Holder may exercise all such rights and comply with all obligations applicable thereto except that the delivery of Common Stock will be deferred until such time as such Holder provides notice to the Company that such Holder may receive or beneficially own such Common Stock which exceeds the Beneficial Ownership Limitation applicable to such Holder without exceeding such then applicable Beneficial Ownership Limitation. “Affiliate” means any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person, as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended.

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5.      Lock-Up.

(a)         Lock-Up. During the 180 day period following the Conversion Time (the “Lock-Up Period”), the Holder shall not (i) sell, transfer, assign, offer, pledge, contract to sell, transfer or assign, sell any option or contract to purchase, purchase any option or contract to sell, transfer or assign, grant any option, right or warrant to purchase, or otherwise transfer, assign or dispose of, directly or indirectly, any of the Conversion Shares (collectively, the “Lock-Up Securities”), or (ii) enter into any swap or other arrangement that transfers or assigns to another person or entity, in whole or in part, any of the economic benefits, obligations or other consequences of any nature of ownership of any Lock-Up Securities, whether any such transaction is to be settled by delivery of the Lock-Up Securities, in cash or otherwise (the “Lock-Up”). The foregoing Lock-Up restrictions may only be released or waived prior to the termination of the Lock-Up Period with the written consent of the Company and Dougherty. Notwithstanding anything to the contrary herein, the Lock-Up restrictions set forth in this Section 5 shall only apply to the Conversion Shares and not with respect to any other securities of the Company held by the Holder. Dougherty is an intended third-party beneficiary of this provision. The following restrictive “Lock-Up” legend shall be affixed to the Lock-Up Securities which shall be governed the terms of this Lock-Up provision:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO THE LOCK UP PROVISIONS CONTAINED IN THE PREFERRED STOCK CONVERSION AND LOCKUP AGREEMENT, DATED AS OF __, 2015 BY AND BETWEEN THE COMPANY AND THE HOLDER, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE”.

(b)         Permitted Transfers. Notwithstanding the foregoing, the Holder (and any transferee of the Holder) may transfer any Lock-Up Securities: (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (iv) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding Lock-Up Securities subject to the provisions of this lockup. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, the foregoing shall not prohibit privately negotiated transactions, provided the transferees agree, in writing, to be bound to the terms of this lockup for the balance of the Lock-Up Period

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6.      Independent Nature of Holder's Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Buyers, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Buyer under any Other Agreement. Nothing contained herein, any Other Agreement or the Transaction Documents, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement any Other Agreement or the Transaction Documents, and the Company acknowledges that the Holder and the Other Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement, any Other Agreement or the Transaction Documents. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, any Other Agreement or the Transaction Documents, and it shall not be necessary for any Other Buyer to be joined as an additional party in any proceeding for such purpose.

7.      No Third Party Beneficiaries. Except as expressly set forth herein, this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

8.      Non-Public Information. The Company acknowledges and agrees that transactions and agreements contemplated hereby do not constitute material modifications to the Transaction Documents or the Certificate of Designation and consequently, as of the date hereof, the Company shall have disclosed all material, non-public information (if any) that it (including any of its subsidiaries or any of their respective officers, directors, employees or agents) provided to the Holder.

9.      Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any person with respect to the transactions contemplated hereby (the conversion of the Company’s currently outstanding preferred stock), is or will be more favorable to such person than those of the Holder under this Agreement. The provisions of this Section 9 shall apply similarly and equally to each Other Agreement.

10.    Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to its conflicts of law principles.

11.    Counterparts. This Agreement may be executed by the Company and the Holder in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company and the Holder have executed this Agreement as of the Execution Date.

COMPANY:

DRONE AVIATION HOLDING CORP.

By:	/s/ Kendall W. Carpenter
Name:	Kendall W. Carpenter
Title:	EVP and CFO

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HOLDER:

(Entity Name – if applicable)

By:
Name:
Title: